EXHIBIT 4.6

Warrant No.

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THAT ACT.


                VOID AFTER 5:00 P.M. NEW YORK TIME, ON     ,2001

                     AMERICAN INTERNATIONAL PETROLEUM, INC.

                   Warrant to Purchase Shares of Common Stock

                                                                 _______ Shares

         THIS CERTIFIES that, for good and valuable consideration received, (the "Holder"), with an office/residence at , is entitled to subscribe for and purchase from AMERICAN INTERNATIONAL PETROLEUM, INC., a Nevada corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time until 5:00 P.M. New York City time on _______ , 2001 (the
"Expiration Date"), all or any portion of _______ thousand (    )  shares of the
Company's Common Stock, par value $.08 per share, subject to adjustment as provided herein (the "Warrant Shares"), at a price of fifty cents ($.50) per share, subject to adjustment as provided herein (the "Exercise Price"). This Warrant shall not be redeemable by the Company. The term "Common Stock" as used herein shall mean the Company's Common Stock, par value $.08 per share. This Warrant may not be sold, transferred, assigned or hypothecated at any time, except as permitted by applicable law and the terms of this Warrant, and the term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred.

                           1. Method of Exercise.  This Warrant Certificate may
be exercised at any time prior to the Expiration Date, as to the whole or any lesser number of Warrant Shares, by presentation and surrender of this Warrant to the Company at its office at 444 Madison Avenue, Suite 3203, New York, New York 10022 or at such other place as may be designated in writing by the Company, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed (with signature guaranteed if required by the Company or its stock transfer agent) and accompanied by the payment of the aggregate Exercise Price in cash or certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised and any applicable tax withholding amount due.

         2. Issuance of Certificates. Upon receipt by the Company of the Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, together with the Exercise Price thereof and taxes as aforesaid and the investment letter described below, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. It shall be a condition of the exercise of the Warrant that the Holder shall deliver to the Company an investment letter in the form customarily used by the Company from time-to-time in connection with the exercise of non-registered options and warrants which are issued by the Company. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or his designee. It is further understood that certificates for the Warrant shares shall contain a restrictive legend in accordance with Section 9 hereof. If this Warrant should be exercised in part only, upon surrender of this Warrant for cancellation, the Company shall execute and deliver a new Warrant certificate evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

         3. Recording of Transfer. Subject to the last sentence of this Section 3, the Holder may transfer or assign all of his Warrants to one person, provided, however, that such Warrant may be transferred to more than one person with the Company's consent. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed (with signature guaranteed, if required by the Company or its stock transfer agent) and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall be promptly cancelled. Any warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person. Notwithstanding the foregoing, the Company shall have no obligation to cause this Warrant to be transferred on its books to any person if, in the written opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

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         4. Reservation of Common Stock. The Company currently has and shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full payment therefor, shall be validly issued, fully paid, nonassessable and free of preemptive rights.

         5. Exercise Price Adjustments.  Subject to the provisions of this
Section 5, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

                      (a) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, but including any such reclassification in connection with the consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the warrants), then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the warrants outstanding, at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holder of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and immediately thereafter been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                      (b) Whenever there shall be an adjustment as provided in this Section 5, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at his address set forth above or any different address as may appear from time to time in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable hereunder and the exercise price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate

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shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                      (c) The Company shall not be required to issue fractions of shares of Common Stock or fractions of shares of other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable upon the exercise of this Warrant (or specified portions thereof), the Company may issue a whole share in lieu of such fraction or the Company may purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

                      (d) The Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

                      (e) No adjustment in the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent.

                      (f) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 5, the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by dividing (i) the product obtained by multiplying (X) the number of shares of Common Stock purchasable upon exercise of the Warrants prior to the adjustment of the number of shares of Common Stock by (Y) the Exercise Price in effect prior to the adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

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         6.           (a) Consolidations and Mergers. In case of any
consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the kind and amount of shares of stock or other securities, cash or other property which would otherwise have been deliverable to a holder of the number of shares of Common Stock upon the exercise of this Warrant upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

                      (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a

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specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                      (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

         7. Notice of Certain Events. In case at any time any of the following occur:

                      (a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                      (b) The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                      (c) The Company shall take any action to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease or conveyance of property, described in
Section 6; or

                      (d) The Company shall take any action to effect any liquidation, dissolution or winding-up of the Company or a sale of all or substantially all of its property, assets and business;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it appears above, or if different, as it appears in the Warrant Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such offer to holders of Common Stock is made, or (iii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up.

         8. Taxes. The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall neither be liable for any withholding taxes due as a result of such exercise nor be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder. Furthermore, the Company shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or not required to be withheld.

         9. Legend. Unless registered under the Securities Act of 1933, the Warrant Shares issued upon exercise of the Warrant shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SHARES MAY NOT BE OFFERED OR SOLD, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

         10.       Registration Rights.

                  (a) Commencing on the date hereof and through such date as the holder of the Warrant or Warrant Shares can transfer the Warrant Shares pursuant to Rule 144 or Rule 144A (or any successor provisions) under the Act or such public transfer would otherwise be exempt from the registration requirements of the Act, the Company shall advise the Holder of the Warrant or of the Warrant Shares, by written notice at least 45 days prior to the filing of any registration statement or post-effective amendment thereto ("Registration Statement") under the Act, covering a public offering of securities of the Company (other than a registration relating solely to the sale of securities to participants in a

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stock plan of the Company, or a registration on any other form which does not permit secondary sales) and shall, except as otherwise provided herein, register in any such Registration Statement the number of Warrant Shares that the Holder shall notify the Company within twenty (20) days after mailing of such notice by the Company that it desires to register and shall include in any such Registration Statement such information as may be required to permit a public offering of such Warrant Shares, provided, however, that the Holder notify the Company that it desires to register all of his Warrant Shares. The Company shall supply prospectuses and other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Warrant Shares. The Company shall bear the entire cost and expense of a registration of securities initiated by it under this subsection (a). The Holder shall, however, bear any transfer taxes and underwriting discounts or commissions applicable to the Warrant Shares sold by it and any legal fees incurred by it. The Company may include other securities in any such Registration Statement. The Company shall do any and all other acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Warrant Shares, and furnish indemnification in the manner as set forth in subsection (c) of this Section 10, but shall not be required to qualify as a foreign corporation to qualify the Warrant Shares for sale under the securities laws of any state. The Holder shall furnish information and indemnification as set forth in subsection (c)(1) of this Section 10. All decisions as to whether and when to proceed with any Registration Statement shall be made solely by the Company.

         In connection with any offering involving an underwriting of shares of the Company's securities, the Company shall not be required to include any of the Warrant Shares in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters).

         (b) Notwithstanding the foregoing subsection (a), in the event that there is an underwritten offering of the Company's securities offered pursuant to said Registration Statement, the underwriters shall have the right to refuse to permit any Warrant Shares, or to limit the amount of Warrant Shares, to be sold by the Holder to such underwriters as such underwriter(s) may determine in its discretion and at the reasonable discretion of the underwriter, the Holder shall refrain from selling such Warrant Shares covered by such Registration Statement at the market for the period of days following the effective date, which period shall not exceed six (6) months, and shall also refrain at any time when notified by the Company that an amendment or supplement to the prospectus is required. The Company shall not be obligated to keep any Registration Statement effective for a continuous period of the greater of 120 days or 45 days after the end of the aforementioned lock-up period, provided, however, the Company shall not be required to keep such Registration Statement effective beyond such time as all Warrant Shares included in the Registration Statement have been sold.

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         (c)(1) Whenever pursuant to this Section 10 a Registration Statement relating to the Warrant Shares is filed under the Act or amended or supplemented thereto, the Company will indemnify and hold harmless the Holder if covered by such Registration Statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any who controls (within the meaning of the Act) the Distributing Holder, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder or any such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder and each such controlling person for any legal or other expenses reasonably incurred by the Distributing Holder and each such controlling person for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary prospectus, final prospectus or amendment or supplement, in reliance upon and in conformity with written information furnished by the Distributing Holder or underwriter for use in the preparation thereof.

         (2) To the extent permitted by law, the Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said Registration Statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) and the Company's underwriters) and each person, if any, who controls such underwriters (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said Registration Statement, preliminary prospectus, final prospectus, or amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said Registration Statement, preliminary prospectus, final prospectus or amendment or supplement, in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof and will reimburse the Company or underwriter or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         (3) Promptly after receipt by an indemnified party under this subsection c of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party, otherwise than under this subsection c.

         (4) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnifying party similarly notified to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this subsection c for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (5) The Company's agreements with respect to Warrant Shares in this
Section 10 shall continue in effect regardless of the exercise or surrender of the Warrant.

         (6) The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 10.

         11. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

         12. No Rights as Stockholder. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                      (a) If to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

                      (b) If to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.

         14. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

         15. Headings. The Article and Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

         16. Governing Law. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

         17. Modification of Agreement. This Warrant shall not otherwise be modified, supplemented or amended in any respect unless such modification, supplement or amendment is in writing and signed by the Company and the Holder of this Warrant and Holders of any portion of the Warrant subsequently assigned or transferred in accordance with the terms of this Warrant.

         18. Consent to Jurisdiction. The Company and the Holder irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with
Section 13 hereof.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date set forth below.


Dated:     , 1996                                  AMERICAN INTERNATIONAL
                                                   PETROLEUM, INC.



                                                   By:____________________
                                                       George N. Faris
                                                       Chairman & CEO

                               FORM OF ASSIGNMENT


                  (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, _______________________ hereby sells, assigns, and transfers unto _________________, having an address at ______________________________ _______________________, the attached Warrant
(having an exercise price of $ . per share) to the extent of the right to purchase shares of Common Stock, $.08 par value per share, of AMERICAN INTERNATIONAL PETROLEUM, INC. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _________________ as attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated: _______________, 199_
                                               ______________________________
                                               Print name of holder of Warrant


                                               By:__________________________
                                               Name:
                                               Title:




                                     NOTICE

                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To: AMERICAN INTERNATIONAL PETROLEUM, INC.
    444 Madison Avenue Suite 3203
New York, New York  10022


                  The undersigned hereby exercises his rights to purchase _________ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_____________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

                    (Print Name, Address and Social Security
                         or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:__________________                      Name:__________________________
                                                   (Print)



_______________________________                 ------------------------------
                                                                  (Signature)

                                                   (Signature must conform to
                                                   the name of the Warrant
                                                   Holder specified on the face
                                                   of the Warrant)


_______________________________           Address:___________________________

_______________________________                   ___________________________


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